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                                                                 EXHIBIT 15.1

To the Directors and Shareholders of Morgan Stanley Dean Witter & Co.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley Dean Witter & Co. and subsidiaries as of May 31, 1999 and for the three and six month periods ended May 31, 1999 and 1998, as indicated in our report dated July 14, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 31, 1999, is incorporated by reference in the following Registration Statements:

     Filed on Form S-3:
     Registration Statement No. 33-57202
     Registration Statement No. 33-60734
     Registration Statement No. 33-89748
     Registration Statement No. 33-92172
     Registration Statement No. 333-07947
     Registration Statement No. 333-22409
     Registration Statement No. 333-27881
     Registration Statement No. 333-27893
     Registration Statement No. 333-27919
     Registration Statement No. 333-46403
     Registration Statement No. 333-46935
     Registration Statement No. 333-76111
     Registration Statement No. 333-75289

     Filed on Form S-4:
     Registration Statement No. 333-25003

     Filed on Form S-8:
     Registration Statement No. 33-62374
     Registration Statement No. 33-63024
     Registration Statement No. 33-63026
     Registration Statement No. 33-78038
     Registration Statement No. 33-79516
     Registration Statement No. 33-82240
     Registration Statement No. 33-82242
     Registration Statement No. 33-82244
     Registration Statement No. 333-04212
     Registration Statement No. 333-28141
     Registration Statement No. 333-25003
     Registration Statement No. 333-28263
     Registration Statement No. 333-62869
     Registration Statement No. 333-78081



We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Deloitte & Touche LLP
New York, New York
July 14, 1999